Exhibit 99.1

Hostess Brands, Inc. Announces Changes to Board of Directors

KANSAS CITY, Mo., October 13, 2020 – Hostess Brands, Inc. (Nasdaq: TWNK, TWNKW) (“Hostess” or “the Company”), a leading manufacturer and marketer of sweet baked goods and cookies including Twinkies®, CupCakes, Ding Dongs®, Donettes®, Voortman® and a variety of other new and classic treats, announced today that Dean Metropoulos has notified the Company that he will resign from the Company’s Board of Directors at the end of 2020 in order to pursue other commitments. Current independent director Jerry Kaminski has been appointed Chairman of the Board, effective immediately.

“Transforming Hostess into one of the premier branded CPG companies in the industry, initially as CEO and recently as Chairman, has been very successful,” said Mr. Metropoulos. “Over the past two years, the management team has built a strong foundation and is positioned for continued industry leading revenue growth at industry leading margins, following the successful Voortman acquisition to build value. Hostess’ best years are ahead and I am very confident the Company will continue to thrive, as it continues to establish new platforms for incremental growth, both organic and through acquisitions.”

“On behalf of our Board of Directors and management team, I would like to thank Dean for his vast contributions to Hostess,” said Andy Callahan, the Company’s President and Chief Executive Officer. “He has provided extraordinary leadership, both through taking the company public and continuing to offer keen business insight. When he fully transitions away from his board membership at the end of the year, he will leave an enviable legacy at Hostess, as he has played an essential role in helping us become the company we are today.”

The Board of Directors has appointed current independent director Jerry Kaminski as its new Chairman. Mr. Kaminski has served on Hostess’ Board of Directors since November 2016 and is currently Executive Vice President and Chief Operating Officer at Land O’Lakes Inc., where he has served in various roles since 2012. Mr. Kaminski was chosen to step into the Chairman role because of his extensive global experience in the consumer packaged goods industry and the strong leadership he has demonstrated while serving on the board thus far.

Mr. Callahan continued, “Jerry’s contributions during his time on the board have been invaluable and I am confident that he is the right choice for the Chairman position. His unparalleled passion for the company will serve us well as we continue to drive growth momentum with the aim of increasing shareholder value over the long-term.”

About Hostess Brands, Inc.

Hostess Brands, Inc. is a leading packaged food company focused on developing, manufacturing, marketing, selling and distributing fresh baked sweet goods in North America. The Hostess® brand’s history dates back to 1919, when the Hostess® CupCake was introduced to the public, followed by Twinkies® in 1930. Today, the Company produces a variety of new and classic treats in addition to Twinkies® and CupCakes, including Donettes®, Ding Dongs®, Zingers®, Danishes, Honey Buns and Coffee Cakes. In January 2020, the Company acquired Voortman Cookies Limited, which produces a variety of cookies and wafers products, including sugar-free products under the Voortman® brand. For more information about Hostess® products and Hostess Brands, please visit hostesscakes.com. Follow Hostess on Twitter: @Hostess_Snacks; on Facebook: facebook.com/Hostess; on Instagram: Hostess_Snacks; and on Pinterest: pinterest.com/hostesscakes.

Forward-Looking Statements

This press release contains statements reflecting the Company’s views about its future performance that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. Forward-looking statements are generally identified through the inclusion of words such as “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plan,” “may,” “should,” or similar language. Statements addressing the Company’s future operating performance and statements addressing events and developments that the Company expects or anticipates will occur are also considered as forward-looking statements. All forward-looking statements included herein are made only as of the date hereof. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

These statements inherently involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include, but are not limited to, maintaining, extending and expanding the Company’s reputation and brand image; protecting intellectual property rights; leveraging the Company’s brand value to compete against lower-priced alternative brands; correctly predicting, identifying and interpreting changes in consumer preferences and demand and offering new products to meet those changes; operating in a highly competitive industry; the ability to maintain or add additional shelf or retail space for the Company’s products; the continued ability to produce and successfully market products with extended shelf life; our ability to successfully integrate, achieve expected synergies and manage our acquired businesses and brands; the ability to drive revenue growth in key products or add products that are faster-growing and more profitable; volatility in commodity, energy, and other input prices and the ability to adjust pricing to cover increased costs; dependence on major customers; geographic focus could make the Company particularly vulnerable to economic and other events and trends in North America; increased costs in order to comply with governmental regulation; general political, social and economic conditions; a portion of the workforce belongs to unions and strikes or work stoppages could cause the business to suffer; product liability claims, product recalls, or regulatory enforcement actions; unanticipated business disruptions; dependence on third parties for significant services; insurance may not provide adequate levels of coverage against claims; failures, unavailability, or disruptions of the Company’s information technology systems; dependence on key personnel or a highly skilled and diverse workforce; and the Company’s ability to finance indebtedness on terms favorable to the Company; and other risks as set forth from time to time in the Company’s Securities and Exchange Commission filings.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Risks and uncertainties are identified and discussed in Item 1A-Risk Factors in the Company’s Annual Report on Form 10-K for 2019 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. The impact of COVID-19 may also exacerbate these risks, any of which could have a material effect on the Company. This situation is changing rapidly and additional impacts may arise that the Company is not aware of currently. All subsequent written or oral forward-looking statements attributable to us or persons acting on the Company’s behalf are expressly qualified in their entirety by these risk factors. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contacts

Investors, please contact:

Ashley DeSimone

ICR

646-677-1827

ashley.desimone@icrinc.com

Media, please contact:

Hannah Arnold

LAK Public Relations, Inc.

212-329-1417

harnold@lakpr.com

or

Marie Espinel

LAK Public Relations, Inc.

212-899-4744

mespinel@lakpr.com

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